Exhibit 24 – Power of Attorney

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of State Bancorp, Inc. hereby constitutes and appoints Brian K. Finneran and Patricia M. Schaubeck, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements on Form S-8 pursuant to the requirements of the Securities Act of 1933, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 31st day of July, 2008.

Date: July 31, 2008	/s/ Thomas E. Christman
Thomas E. Christman

Date: July 31, 2008	/s/ Arthur Dulik, Jr.
Arthur Dulik, Jr.

Date: July 31, 2008	/s/ Nicos Katsoulis
Nicos Katsoulis

Date: July 31, 2008	/s/ John J. LaFalce
John J. LaFalce

Date: July 31, 2008	/s/ K. Thomas Liaw
K. Thomas Liaw

Date: July 31, 2008	/s/ Gerard J. McKeon
Gerard J. McKeon

Date: July 31, 2008	/s/ Joseph F. Munson
Joseph F. Munson

Date: July 31, 2008	/s/ Thomas M. O’Brien
Thomas M. O’Brien

Date: July 31, 2008	/s/ John F. Picciano
John F. Picciano

Date: July 31, 2008	/s/ Suzanne H. Rueck
Suzanne H. Rueck

Date: July 31, 2008	/s/ Andrew J. Simons
Andrew J. Simons

Date: July 31, 2008	/s/ Jeffrey S. Wilks
Jeffrey S. Wilks